SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
AMENDMENT NO. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 1998

GOLDEN MAPLE MINING AND LEACHING COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Montana                        2-89616               82-0369233
(State or Other Jurisdiction  (Commission           (IRS Employer
of Incorporation)              File Number)          Identification No.)

13005 Justice Avenue, Baton Rouge, LA              70816
(Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area code:  (504) 292-3100

Item 7.  Financial Statements

(a) The financial statements of Consolidated Medical Management, Inc. for the years ended December 31, 1997 and 1996 are attached hereto and incorporated herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Golden Maple Mining and Leaching Company, Inc.

Date: June 17, 1998                    By /s/ Sunni M. Wooley, President and
                                              Principal Financial Officer



Consolidated Medical Management, Inc.
Baton Rouge, Louisiana

Financial Statements
December 31, 1997 and 1996
Consolidated Medical Management, Inc.
Baton Rouge, Louisiana

Index to Financial Statements
December 31, 1997 and 1996


1     Balance Sheets                                     Exhibit A
          December 31, 1997 and 1996

2     Statements of Operations and Retained Earnings     Exhibit B
          for the Year Ended December 31, 1997 and the period from inception to December 31,1996

3     Statements of Cash Flows                           Exhibit C
          for the Year Ended December 31, 1997 and the period from inception to December 31,1996

4     Notes to Financial Statements
          December 31, 1997 and 1996

8     Independent Auditor's Report


Consolidated Medical Management, Inc.
Baton Rouge, Louisiana
                                                         Exhibit A
Balance Sheets
December 31, 1997 and 1996


Assets
                                                 1997                 1996

Current Assets
  Cash                                    $     34,516          $     2,237
  Receivables                                   97,971               92,526
    Total Current Assets                       132,487               94,763

Property, Plant and Equipment - Net             22,191                6,546

Other Assets                                     1,200                  400

  Total Assets                            $    155,878          $   101,709


Liabilities and Stockholder's Equity

Current Liabilities
  Notes Payable - Current Portion         $     54,881          $    56,000
  Accounts Payable                              48,350               21,409
  Accrued Expenses                              14,490                  625
 Income Tax Payable                              3,380                   -
 Deferred Income Taxes                           2,417                4,250
    Total Current Liabilities                  123,518               82,284

Long Term Liabilities
 Notes Payable - Long Term Portion               5,865                   -
     Total Liabilities                         129,383               82,284

Stockholder's Equity
  Common Stock - no par value, 500,100 shares
 authorized, 100 shares issued and outstanding
 Retained Earnings                              26,495               19,425
     Total Stockholder's Equity                 26,495               19,425

  Total Liabilities and Stockholder's
  Equity                                 $     155,878          $   101,709


The accompanying notes are an integral part of these financial statements.

             Consolidated Medical Management, Inc.
                     Baton Rouge, Louisiana
                                                                  Exhibit B
         Statements of Operations and Retained Earnings
for the Year Ended December 31, 1997 and the period of inception to December 31,1996


                                                   1997               1996
Revenues
  Management Fee  Revenue                $     1,062,964         $   472,256
 Other Income                                      1,248                 662
     Total Revenue                             1,064,212             472,918

Operating Expenses
  Salaries and Wages                             243,516              83,848
  Payroll Taxes                                   19,756               6,300
  Insurance                                        3,203                 398
  Consulting Fees                                538,680             278,762
  Travel                                          86,091              29,310
  Educational                                      8,710               2,321
  Taxes and Licenses                              13,011               1,073
  Office Expense                                  39,399              31,630
  Advertising                                      4,573               2,141
  Rent and Occupancy                              20,283               7,916
  Interest Expense                                 7,286                 625
  Depreciation and Amortization                    6,537                 446
  Bad Debt Expense                                61,424                  -
                                               1,052,469             444,770

Income from Operations                            11,743              28,148
Other Expenses                                     3,126               4,473
Income before Income Taxes                         8,617              23,675
Income Tax Expense   (Note 7)                      1,547               4,250
Net Income                                         7,070              19,425
Retained Earnings, Beginning                      19,425                  -
Retained Earnings, Ending                   $     26,495        $     19,425


The accompanying notes are an integral part of these financial statements.

           Consolidated Medical Management, Inc.
                     Baton Rouge, Louisiana
                                                                   Exhibit C
                    Statements of Cash Flows
for the Year Ended December 31, 1997 and the period of inception to December 31,1996

                                                     1997               1996
Cash Flows from Operating Activities:
  Net Income                                  $     7,070          $    19,425
  Adjustments to Reconcile Net Income to
    Net Cash Provided by Operating Activities:
      Depreciation                                  6,537                  446
      Bad Debt Expense                             61,424                   -
      (Increase) Decrease in Receivables       (   66,869     )     (   92,526 )
      (Increase) Decrease in Other Assets      (      800     )     (      400 )
      Increase (Decrease) in Accounts Payable      26,940               21,409
      Increase (Decrease) in Accrued Expenses      13,866                  625
      Increase (Decrease) in Income Tax Payable     3,380                   -
      Increase (Decrease) in Deferred Income
        Taxes                                  (    1,833     )          4,250
    Net Cash Provided (Used) by Operating
        Activities                                 49,715           (   46,771 )

Cash Flows from Investing Activities:
        Purchases of Property, Plant and
          Equipment                            (   22,182     )     (    6,992 )
      Net Cash Used by Investing Activities
                                               (   22,182     )     (    6,992 )

  Cash Flows from Financing Activities:
    Loans from Shareholder and Short Term Debt          -               56,000
        Repayment of Loans to Shareholder and
        Short Term Debt                        (    5,000     )             -
    Proceeds from Issuance of Long-Term Debt       10,222                   -
    Payments on Long-Term Debt                 (      476     )             -
            Net Cash Provided by Financing
               Activities                           4,746               56,000

Net Increase in Cash                               32,279                2,237

Cash - Beginning of Year                            2,237                   -

Cash - End of Year                           $     34,516          $     2,237


        Supplemental Disclosure of Cash Flow Information
                                                    1997                1996
Cash Paid During the Year for:
  Interest                                   $        959          $        -
  Income Taxes                               $         -           $        -



The accompanying notes are an integral part of these financial statements.

             Consolidated Medical Management, Inc.
                     Baton Rouge, Louisiana

                 Notes to Financial Statements
                   December 31, 1997 and 1996


Note  1  Organization and Summary of Significant Policies

Operations and Basis of Statements  - Consolidated Medical Management, Inc.
(the Company), a Louisiana Corporation began operations May 28, 1996. The Company provides management services for home healthcare providers predominately in southern Louisiana.

Accounting policies of the Company conform with generally accepted accounting principles and reflect practices appropriate to the industry in which it operates. The significant policies are summarized below:

  Property, Plant, Equipment and Depreciation - Expenditures for property, plant and equipment are recorded at cost. Renewals and improvements which extend the economic life of such assets are capitalized. Expenditures for maintenance, repairs and other renewals are charged to expense.
  For major dispositions, the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations.

  Depreciation is provided over the estimated useful lives of assets using accelerated methods.

  Receivables - The Company grants credit through trade receivables to its customers, all of whom are home health care providers in the state of Louisiana. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. As of year end, the company reviewed its receivables and determined those receivables that collection was deemed questionable and charged off those receivables. A further review of receivables indicated no additional allowance was necessary for the remaining accounts.

  Cash Flows and Concentration of Credit Risk - Cash consists principally of demand deposits at commercial banks. These balances, as reflected in the bank's records, are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1997 and 1996, the Company's deposits did not exceed the insured limits.

  Risks and Uncertainties - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Note  2  Receivables
Receivables consist of the following:
                                                 1997               1996

Management Fees                         $     27,804          $     66,088
Employee advances                              1,893                 1,000
Related Parties - Other                       50,000                25,000
Advances to Trinity Billing                   17,500                    -
Other                                            774                   438

                                        $     97,971          $     92,526



Note  3  Property, Plant and Equipment
                                                1997               1996
Furniture                                $     6,182          $     2,302
Equipment                                     22,992                4,690
                                              29,174                6,992
Less Accumulated Depreciation              (   6,983    )        (    446   )

Property, Plant and Equipment - Net      $    22,191          $     6,546


Depreciation expense was $6,537 and $446 in 1997 and 1996, respectively.


Note 4   Lease Commitments
During the year ended December 31, 1997 and the period from inception though December 31, 1996, the Company leased its office facilities under operating leases, which will expire June 1998 and August 1998. Monthly rent for the office space totals $1,225. The Company can renew the leases for additional one-year periods for approximately the same monthly rental. Lease expense for 1997 and 1996 totaled $10,950 and $3,600, respectively.

The Company leases its copier under a non-cancelable operating lease expiring in 1999. Lease expense for the year ended December 31, 1997 and the period from inception though December 31, 1996 was $2,682 and $1,118, respectively. At December 31, 1997, future minimum lease payments under long-term non-cancelable leases for succeeding fiscal years is as follows:

     1998                                               $     12,770
     1999                                                      5,445
     2000                                                      5,469
          Total                                         $     23,684




Note 5   Economic Dependence and Subsequent Events
During 1997, fifty (50%) percent of the Company's management fee income was earned under management contracts with one major customer. The contracts have a term of one year, ending December 31, 1997, renewable annually.

Note 6    Notes Payable
                                                  1997               1996

Note payable to the stockholder of
the Company, dated June 24, 1996,
due on demand, interest at 6%, payable at
maturity or demand, unsecured              $     15,000          $    20,000

Note payable to GE Capital financing the
phone system, in the original amount of
$10,222, dated September 16, 1997, payable
in thirty-six installments of $341 with
interest at 12.5%, secured by a pledge of
the phone system.                                 9,746                   -

Amounts due related party, due on demand
with interest at ten (10%) percent, unsecured    36,000               36,000
              Total Notes Payable                60,746               56,000
            Less: Current Portion            (   54,881   )       (   56,000 )

                Long-Term Portion          $      5,865           $       -


Maturities of Notes Payable over the next
five years are:
            1998                            $     54,881
            1999                                   3,569
            2000                                   2,296
                                            $     60,746

Total interest expense was $7,286 and
$625 for 1997 and 1996, respectively.

Note 7    Income Taxes
The provision for income taxes for year ended December 31, 1997 and the period ended December
31, 1996 consists of the following:

                                                   1997               1996
Current Provision
  Federal                                    $     2,726          $     -
  State                                              654                -
Deferred Provision (Benefit)                    (  1,833   )         4,250

     Total Income Tax Expense                $     1,547          $  4,250


The effective tax rate of the Company for 1997 and 1996 differs from the federal statutory rate primarily due to state income taxes.

Deferred income taxes arise from temporary differences resulting from the Company utilizing the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the timing differences are expected to reverse. The principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes.

The net deferred tax asset or liability is composed of the following:

                                             1997                    1996

Total Deferred Tax Assets                 $     -               $     -
Total Deferred Tax Liabilities               2,417                    4,250
Net Deferred Tax Liability                   2,417                    4,250
   Less Current Portion                      2,417                    4,250

   Long - Term Portion                    $     -               $     -


Note 8   Commitments and Contingencies
In the opinion of management, there are no contingent claims or litigation against the Company which would materially affect its financial position at December 31, 1997.

The Management service contracts that the Company has with the Home Health
Care Agencies it serves include a provision that allows the Company's client to recover the amount paid by the client from the management fees paid to the Company if the client is required to repay any fees it receives, due to actions or services provided it by the Company.

Note 9   Related Party Transactions
During 1997 and 1996, the Company paid GCSW Funding Group, Inc. and Southern Property Management, Inc., related parties, for purchased consulting services totaling $384,518 and $192,426, respectively. At December 31, 1997 and 1996, $12,580 and $0, respectively were due for these services. The Company also had receivables from GCSW Funding Group, Inc. of $50,000 as of December 31, 1997 on management fee adjustments, see Note 2.

As of December 31, 1996, the Company had advanced $25,000 to GCSW Funding Group, Inc., see Note 2.

The Company had a Note Payable from its stockholder of $15,000 and $20,000 as of December 31, 1997 and 1996, respectively. See Note 6.

Note 10  Proposed Merger
Subsequent to year-end, the Company entered into negotiations with Golden Maple Mining and Leaching Company, Inc. in contemplation of a proposed merger. Under the proposed terms, the shareholder of the Company will exchange all the outstanding shares of stock in the Company for 1,850,000 shares of stock of Golden Maple Mining and Leaching Company, Inc. It is proposed that Consolidated Medical Management, Inc. will be the surviving Corporation.

Note 11  Subsequent Events
Subsequent to year-end, the Company entered into negotiations for a merger with Golden Maple Mining and Leaching Company, Inc., see Note 10.

In March and April 1998, the Company issued ten convertible subordinated debentures in the total amount of $160,000. The terms of the debentures allow for the conversion of the debenture into common shares of the surviving corporation at the greater of $2.50 per share or sixty (60%) percent of bid price on the date of conversion.

               Independent Auditor's Report

The Board of Directors
Consolidated Medical Management, Inc.
Baton Rouge, Louisiana


We have audited the balance sheets of Consolidated Medical Management, Inc. as of December 31, 1997 and 1996, and the related statements of operations and retained earnings, and cash flows for the year ended December 31, 1997 and period from inception to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free
of material misstatement.   An audit includes examining, on a test basis,
evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Consolidated Medical Management, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the year and period of inception to December 31, 1996 then ended in conformity with generally accepted accounting principles.


                                                  ROBERTS, CHERRY AND COMPANY

A Corporation of
Certified Public Accountants
Shreveport, Louisiana
May 6, 1998